EXHIBIT 10.33

January 22, 2023

Yaniv Sarig

(via email only to yaniv@aterian.io)

Re: Amendments to your Employment Agreement

Dear Yaniv,

This will amend your employment arrangements with Aterian, Inc. (the “Company”) as set forth in that letter agreement dated April 1, 2015 between you and the Company, as amended from time to time (collectively, the “Employment Agreement”).

We agree that, beginning January 19, 2023, your annual salary will be as follows:

Annual Salary: $350,000. Your salary will be split between $60,000 in cash and the remaining $290,000 shall be paid in shares of common stock of the Company (the “Shares”). 333,104 Shares shall be issued, at $0.87 per share which represents the 20 day average closing price of the Company’s common stock on January 18, 2023. The Shares will be issued as of January 19, 2023 and will vest in full on January 19, 2024 (the “Vesting Date”). In the event you are terminated without cause prior to the Vesting Date, you will be entitled to vesting of a pro rata portion of the Shares as of the date of your termination. The Shares will be issued under the Company’s Amended and Restated 2018 Equity Incentive Plan.

For purposes of your employment, “Cause” shall mean one or more of the following, as determined in the reasonable discretion of the Board of Directors of the Company (the “Board”):

●
Any material breach of the Proprietary Information and Inventions Agreement between you and the Company, as determined in the sole discretion of the Board;
●
Conviction of, or a plea of “guilty” or “no contest” to a felony, or a plea of “guilty” or “no contest” to a lesser included offense in exchange for withdrawal of a felony indictment or felony charge by indictment, in each case whether arising under the laws of the United States or any state thereof;
●
Any gross or willful misconduct, dishonesty or fraud in performance of your duties;
●
Failure to satisfactorily meet the material duties and obligations of your employment resulting from your bad faith;
●
Violations of applicable policies, laws, rules or regulations that expose the Company to public disgrace or disrepute, material damages or material liability; or

●
Material breach by you of your employment agreement, any ancillary agreement, or any other Company policy.

All other terms of the Employment Agreement, including bonus and any other compensatory arrangements, shall remain unchanged and in full force and effect.

Sincerely,

Aterian, Inc.

By /s/Arturo Rodriguez

Arturo Rodriguez, Chief Financial Officer

Agreed and Accepted:

/s/Yaniv Sarig

Yaniv Sarig